Kala Investment Corporation
SEC File No. 811-3311


Form NSAR
Fiscal Year Ended October 31, 2001


Exhibits

Question 77c

Attachments Incorporated by Reference:

With respect to Exhibit 77c - Matters submitted to a vote of security holders -- Registrant hereby incorporates by reference such portion of each of the following filings that describes the Agreement and Plan of Reorganization ("Agreement") entered into between Registrant and Pitcairn Funds. Each such filing was made Pitcairn Funds (1940 Act File Number 811-0943) in connection with the reorganization transaction described in the Agreement:

1) Registration Statement on Form N-14 (filed on October 1, 2001)
2) Post-effective Amendment No. 1 to Form N-14 (filed on
         October 15, 2001) and
3) Combined Prospectus and Proxy Statement (filed pursuant to
         Rule 497 on October 24, 2001.


Special Meeting of Shareholders

At a special meeting of shareholders of the Kala Investment Corp. (the "Corporation") held on October 26, 2001, the following action was taken:

The Agreement and Plan of Reorganization as described and in the form attached to the Proxy Statement for the Special Meeting of Shareholders, and all transactions contemplated thereby, including

    (a) the transfer of substantially all the assets of the Corporation to The Pitcairn Tax-Exempt Bond Fund ("Fund") in exchange for shares of common stock of the Fund; and

    (b) the distribution to shareholders of the Corporation of the shares of common stock of the Fund so received in liquidation of the Corporation be, and the same hereby are, approved with respect to the Corporation.


The above was approved the shareholders of the Corporation as follows:

               Shareholders
                  Present:      Percentage

     Class A          200         100.00%

     Class B       26,450          99.35%


                   Against or                           Pct of
            For     Withheld    Abstained     Total     Voting
Class A      200        0           0           200     100.00%
Class B   26,450        0           0        26,450     100 00%